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                                                                    Exhibit 10.4




                            EQUITABLE RESOURCES, INC.

                      DIRECTORS' DEFERRED COMPENSATION PLAN









                     AMENDED AND RESTATED AS OF MAY 16, 2000


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                                    ARTICLE I

1.1 PURPOSE OF PLAN.

This Equitable Resources, Inc. Directors' Deferred Compensation Plan (the "PLAN") hereby is created to provide an opportunity for the members of the Board of Directors of Equitable Resources, Inc. (the "BOARD") to defer payment of all or a portion of the fees to which they are entitled as compensation for their services as members of the Board. The Plan also shall provide for an award of Phantom Stock to certain members of the Board. In addition, Plan Participants shall be entitled to direct the Company to transfer to this Plan directors' fees previously deferred under the 1980 Board of Directors' Deferred Compensation Plan as in effect prior to May 26, 1999 (the "PRIOR PLAN"). The Plan originally was effective as of May 26, 1999, and supersedes all prior deferred compensation and retirement plan arrangements established or maintained for the benefit of non-employee members of the Board. The Plan was amended and restated as of May 16, 2000, to reflect a change in the benefits committee structure of the Company.

                                   ARTICLE II

DEFINITIONS

When used in this Plan and initially capitalized, the following words and phrases shall have the meanings indicated:


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2.1 "ACCOUNT" means the total of a Participant's Deferral Account, Phantom Stock
Account and Transferred Amounts Account under the Plan.

2.2 "BENEFICIARY" means the person or persons designated or deemed to be designated by the Participant pursuant to Section 7.1 of the Plan to receive benefits payable under the Plan in the event of the Participant's death.

2.3 "CHANGE IN CONTROL" means any of the following events:

          (a) The sale or other disposition by the Company of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the Board of Directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Company common stock and the combined voting power of the then outstanding voting securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the outstanding Company common stock and voting power immediately prior to such sale or disposition.

          (b) The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty percent (20%) or more of the outstanding shares of Company common stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the Board; provided, however, that any acquisition by
               (x) the Company or any of its



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               subsidiaries, or any employee benefit plan (or related trust)
               sponsored or maintained by the Company or any of its subsidiaries or (y) any person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act (as such rule is in effect as of November 1, 1995) to file a statement on Schedule 13G with respect to its beneficial ownership of Company common stock and other voting securities whether or not such person shall have filed a statement on Schedule 13G, unless such person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifteen percent (15%) or more of the Company's voting securities, shall not constitute a Change of Control;

          (c) The Company's termination of its business and liquidation of its assets;

          (d) The reorganization, merger or consolidation of the Company into or with another person or entity, by which reorganization, merger or consolidation the persons who hold one hundred percent (100%) of the voting securities of the Company prior to such reorganization, merger or consolidation receive or continue to hold less than sixty percent (60%) of the outstanding voting shares of the new or continuing corporation; or

          (e) If, during any two-year period, less than a majority of the members of the Board are persons who were either (i) nominated or recommended for election by at least two-thirds vote of the persons who were members of the Board or Nominating Committee of the Board at the beginning of the period, or (ii) elected by at least two-thirds vote of the persons who were members of the Board at the beginning of the period.

2.4 "CODE" means the Internal Revenue Code of 1986, as amended.




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2.5 "COMMITTEE" means the Compensation Committee of the Board.

2.6 "COMPANY" means Equitable Resources, Inc. and any successor thereto.

2.7 "DEFERRAL ACCOUNT" means the recordkeeping account established on the books and records of the Company to record a Participant's deferral amounts under
Section 5.1 of the Plan, plus or minus any investment gain or loss allocable thereto under Section 5.4 of the Plan.

2.8 "DIRECTORS' FEES" means the fees that are paid by the Company to members of the Board as compensation for services performed by them as members of the Board.

2.9 "ENROLLMENT FORM" means the agreement to participate and related elections filed by a Participant pursuant to Section 5.1 of the Plan, in the form prescribed by the Committee, directing the Company to reduce the amount of Directors' Fees otherwise currently payable to the Participant and credit such amount to the Participant's Deferral Account hereunder.

2.10 "HARDSHIP WITHDRAWAL" shall have the meaning set forth in Section 6.4 of the Plan.

2.11 "IN-SERVICE DISTRIBUTION" shall have the meaning set forth in Section 6.3 of the Plan.

2.12 "INVESTMENT OPTIONS" means the investment options described in Appendix A to the Plan into which a Participant may direct all or part of his or her Deferral Account and/or Transferred Amounts Account pursuant to Section 5.2 of the Plan.

2.13 "INVESTMENT RETURN RATE" means:

          (a) In the case of an Investment Option named in Exhibit A of a fixed income nature, the interest deemed to be credited as determined in accordance with the procedures applicable to the same investment option provided under the Equitable Resources, Inc. Employee Savings Plan, originally adopted September 1, 1985, as amended ("EQUITABLE 401(K) PLAN");



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          (b)  In the case of a Investment Option named in Exhibit A of an equity investment nature, the increase or decrease in deemed value and any dividends deemed to be credited as determined in accordance with the procedures applicable to the same investment option provided under the Equitable 401(k) Plan; or

          (c) In the case of the Equitable Resources Common Stock Fund, the increase or decrease in the deemed value, and the reinvestment in the Equitable Resources Common Stock Fund of any dividends deemed to be credited, as determined in accordance with the procedures applicable to investments in the Equitable Resources Common Stock Fund under the Equitable 401(k) Plan.

2.14 "IRREVOCABLE TRUST" means a grantor trust that MAY be established prior to the occurrence of a Change in Control of the Company to assist the Company in fulfilling its obligations under this Plan but which SHALL be established by the Company in the event of a Change in Control of the Company. All amounts held in such Irrevocable Trust shall remain subject to the claims of the general creditors of the Company and Participants in this Plan shall have no greater rights to any amounts held in any such Irrevocable Trust than any other unsecured general creditor of the Company.

2.15 "PARTICIPANT" means any non-employee member of the Board who (i) receives an award of Phantom Stock pursuant to Section 4.1 of the Plan, (ii) who elects to participate in the Plan for purposes of deferring his or her Directors' Fees by filing an Enrollment Form with the Committee pursuant to Section 5.1 of the Plan, and/or (iii) who elects to transfer amounts previously deferred under the Prior Plan to this Plan by filing a Transfer of Existing Account Credits, or other form supplied by and/or acceptable to the Committee, pursuant to Section
5.2 of the Plan.



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2.16 "PHANTOM STOCK" means those shares of the common stock of the Company: (a)
conditionally awarded to certain members of the Board in the amounts described in Appendix B to the Plan, (b) which are subject to forfeiture in accordance with Section 6.1, (c) which are contributed to the Irrevocable Trust by the Company to assist it in satisfying its potential obligations under this Plan, and (d) which will be distributed to eligible Plan Participants satisfying all the conditions of this Plan.

2.17 "PHANTOM STOCK ACCOUNT" means the recordkeeping account established on the books and records of the Company to record the number of shares Phantom Stock allocated to a Participant under the Plan.

2.18 "PHANTOM STOCK AGREEMENT" means the agreement filed by a Participant pursuant to Section 4.1 of the Plan in the form prescribed by the Committee directing the Company to convert the Participant's benefit under the Equitable Resources, Inc. Directors' Defined Benefit Plan (the "DEFINED BENEFIT PLAN") into Phantom Stock under this Plan and relinquishing all rights to any benefits under such Defined Benefit Plan.

2.19 "PLAN" means this Equitable Resources, Inc. Directors' Deferred Compensation Plan, as amended from time to time.

2.20 "PLAN YEAR" means a twelve-month period commencing January 1 and ending the following December 31.

2.21 "PRIOR PLAN" means the 1980 Board of Director's Deferred Compensation Plan as in effect prior to May 26, 1999, under which members of the Board were permitted to defer payment of all or a portion of the fees to which they were entitled as compensation for their services as members of the Board.

2.22 "TRANSFERRED AMOUNTS ACCOUNT" means the recordkeeping account established on behalf of a Participant to account for those amounts previously deferred under the Prior Plan




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which were transferred to this Plan by filing a Transfer of Existing Account
Credits, or other form supplied by and/or acceptable to the Committee, pursuant to Section 5.2 of the Plan.

2.23 "TRANSFER OF EXISTING ACCOUNT CREDITS" means the form filed with the Committee by a Participant directing the Committee to transfer amounts previously deferred under the Prior Plan to this Plan.

2.24 "VALUATION DATE" means the last day of each calendar quarter and any other date determined by the Committee or specified herein.

2.25 "YEAR OF SERVICE" means the twelve (12) month period beginning on the first day an individual is a member of the Board, and each twelve (12) month period thereafter.

                                   ARTICLE III

ELIGIBILITY AND PARTICIPATION

3.1 ELIGIBILITY FOR PHANTOM STOCK ACCOUNT.

Eligibility to participate in the Plan for purposes of the Phantom Stock Account under Article IV of the Plan is limited to those non-employee members of the Board designated by the Committee and listed on Exhibit B to the Plan. An eligible Board member shall commence participation in the Plan for purposes of the Phantom Stock Account as of May 26, 1999.

3.2 ELIGIBILITY FOR DEFERRAL ACCOUNT.

Eligibility to participate in the Plan for purposes of deferring Directors' Fees under Section 5.1 of the Plan is limited to non-employee members of the Board. An eligible Board member shall commence participation in the Plan for purposes of deferring Directors' Fees as of the first day of the month following the receipt of his or her Enrollment Form by the Committee.



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3.3 ELIGIBILITY FOR TRANSFERRED AMOUNTS ACCOUNT.

Eligibility to elect to transfer Transferred Amounts to this Plan is limited to those non-employee members of the Board who were participants in the Prior Plan and who had accounts in the Prior Plan as of May 25, 1999, representing fees for their prior service as members of the Board which were previously deferred pursuant to the terms of the Prior Plan. An eligible Board member not otherwise participating pursuant to Sections 3.1 or 3.2 of the Plan shall become a Participant in the Plan and have a Transferred Amounts Account established on his or her behalf as of the effective date of any transfer of Transferred Amounts to this Plan.

3.4 INELIGIBLE PARTICIPANT.

Notwithstanding any other provisions of this Plan to the contrary, if the Committee determines that the participation in the Plan by any Board member will jeopardize the status of the Plan as exempt from the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or regulations thereunder, the Committee may, in its sole discretion, determine that such Participant shall cease to be eligible to participate in the Plan. As soon as administratively feasible following such determination, the Company shall make a lump sum payment, in cash and/or shares of Company common stock, as applicable, to the Participant equal to the value of his or her Account as of the most recent Valuation Date, less any income or employment tax withholding required under applicable law. Upon such payment, no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, and all of the Participant's elections as to the time and manner of payment of his or her Account shall be deemed canceled.



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                                   ARTICLE IV

PHANTOM STOCK ACCOUNT

4.1 PHANTOM STOCK AWARD.

As of May 26, 1999, the Phantom Stock Account of a Participant eligible for an award of Phantom Stock pursuant to Section 3.1 of the Plan shall be credited with an award of Phantom Stock in the number of shares specified in Exhibit B to the Plan. The Company shall contribute shares of Company common stock to the Irrevocable Trust in an amount equal to the aggregate number of shares of Phantom Stock credited to all Phantom Stock Accounts under the Plan. Any such contributions to an Irrevocable Trust and related investments shall be solely to assist the Company in satisfying its obligations under this Plan and no Participant shall have any right, title or interest whatsoever in any such contributions or investments.

4.2 VALUATION OF PHANTOM STOCK ACCOUNT; DEEMED REINVESTMENT OF DIVIDENDS

As of each Valuation Date, the value of a Participant's Phantom Stock Account shall equal (i) the value of the number of shares of Phantom Stock credited to such account as of the last Valuation Date, plus (ii) the value of the number of shares of Phantom Stock deemed to have been credited to such account as a result of the deemed reinvestment of any dividends deemed to have been paid on such Phantom Stock since the last Valuation Date. Any dividends paid on the common stock of the Company shall be deemed to be paid on the Phantom Stock under the Plan in an equal amount; provided, however, that to the extent they are paid in a form other than additional shares of the common stock of the Company, they shall be deemed to be immediately reinvested in such number of shares of the common stock of the Company as are represented by the aggregate amount of the dividends divided by the value of one share of the common stock of the Company on the date the dividend is paid.



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For purposes of this Plan, the "value" of a share of Phantom Stock shall be deemed to equal the closing price of a share of Company common stock as listed on the New York Stock Exchange ("NYSE") on any date of reference. In the event that the date of reference is a date on which the NYSE is not open for business, the value of a share of Phantom Stock shall equal the average of the closing prices on the dates immediately preceding and following the date of reference during which the NYSE was open for business. Notwithstanding anything in this Plan to the contrary, the Company may adopt alternate procedures for determining the value of Phantom Stock in the event Company common stock ceases to be traded on the NYSE or to reflect the occurrence of a Conversion Event described in
Section 4.3.

For purposes of determining the value of the Phantom Stock credited to a Participant's Phantom Stock Account as of any time of reference, each share of Phantom Stock shall be deemed equivalent in value to one share of the outstanding shares of common stock of the Company. For purposes of valuing a Participant's Phantom Stock Account upon the termination of his or her membership on the Board, the Valuation Date shall be the business day coincident with or immediately preceding the termination of the Participant's Board membership.

4.3 ADJUSTMENT AND SUBSTITUTION OF PHANTOM STOCK

In the event of: (a) a stock split (or reverse stock split) with respect to the common stock of the Company; (b) the conversion of the common stock of the Company into another form of security or debt instrument of the Company; (c) the reorganization, merger or consolidation of the Company into or with another person or entity; or (d) any other action which would alter the number of, and/or shareholder rights of, holders of outstanding shares of the common stock of the Company (collectively, a "CONVERSION EVENT"), then, notwithstanding the fact that Plan Participants have no rights to the shares of Company common stock represented by their Phantom Stock Account nor to the shares of such Company common stock contributed by the Company to the Irrevocable Trust, the number of shares of Phantom Stock then allocated to a



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Participant's Phantom Stock Account shall be deemed to be converted, to the extent possible, to reflect any such Conversion Event to the same extent as the shares of holders of outstanding shares of Company common stock would have been converted upon the occurrence of the Conversion Event. On and after any such Conversion Event, this Plan shall be applied, mutatis mutandis, as if the Participant's Phantom Stock Account was comprised of the cash, securities, notes or other instruments into which the outstanding shares of Company common stock was converted. Following the occurrence of a Conversion Event, the Board is authorized to amend the Plan as it, in its sole discretion, determines to be necessary or appropriate to address any administrative or operational details presented by the Conversion Event which are not addressed in the Plan.

4.4 SHAREHOLDER RIGHTS.

Except as specifically provided herein, an award of Phantom Stock under the Plan shall not entitle a Participant to voting rights or any other rights of a shareholder of the Company.

4.5 STATEMENT OF PHANTOM STOCK ACCOUNT.

As soon as administratively feasible following the last day of each calendar quarter, the Committee shall provide to each eligible Participant a statement of the value of his or her Phantom Stock Account as of the most recent Valuation Date.

                                    ARTICLE V

DEFERRAL ACCOUNT; TRANSFERRED AMOUNTS ACCOUNT

5.1 DEFERRAL OF DIRECTORS' FEES.

Any non-employee member of the Board may elect to defer a specified percentage of his or her Directors' Fees under the Plan by submitting to the Committee a written Enrollment Form. Such election shall be effective with respect to Directors' Fees paid for services performed by such




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Participant beginning the first day of the month following the receipt by the
Committee of the Participant's Enrollment Form and shall remain in effect until withdrawn by the Participant by written notice to the Committee in accordance with uniform rules established by the Committee; provided that a Participant who withdraws his or her Enrollment Form during a Plan Year may not then file another Enrollment Form with the Committee with respect to the same Plan Year. The withdrawal by a Participant of his or her Enrollment Form shall be effective with respect to Directors' Fees payable on or after the first day of the month following the receipt of such notice by the Committee.

5.2 OPTION TO ESTABLISH A TRANSFERRED AMOUNTS ACCOUNT

Any non-employee member of the Board may elect to have amounts previously deferred under the Prior Plan transferred to this Plan by filing with the Committee a Transfer of Existing Account Credits, or other form supplied by and/or acceptable to the Committee. Such election may be made at any time; provided, however, that any such election must represent the transfer to this Plan of the eligible non-employee Board member's entire account under the Prior Plan. Upon receipt of any such election, the Committee shall cause a Transferred Amounts Account to be established for the Participant under this Plan documenting the amount initially transferred. Except to the extent necessary to comply with any applicable law or regulation, in the event that a Participant electing to transfer a Transferred Amount from the Prior Plan previously elected (or subsequently elects) to defer Director's Fees under the Plan by filing with the Committee a written Enrollment Form, a separate Transferred Amounts Account will not be maintained after the initial transfer to the Plan and all Transferred Amounts shall be commingled with and invested and reinvested in the same manner as a Participant's Deferral Account hereunder.

5.3 INVESTMENT DIRECTION.

A Participant may direct that amounts deferred pursuant to his or her Enrollment Form (and/or, as the context so requires, amounts deferred under the Prior Plan which are transferred to this




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Plan in accordance with an election made pursuant to Section 5.2) be deemed to be invested in one or more of the Investment Options listed in Exhibit A to the Plan (a "NEW MONEY ELECTION") and credited with shares or units in each such Investment Option in the same manner as equivalent contributions would be invested under the same Investment Options available under the Equitable 401(k) Plan. Except as otherwise provided with respect to directions to invest in the Equitable Resources Common Stock Fund ("COMPANY STOCK FUND"), no more frequently than once a month, a Participant may direct that amounts previously credited to his or her Deferred Account and/or Transferred Amount Account and deemed invested in the available Investment Options be transferred between and among the then available Investment Options (a "REALLOCATION ELECTION").

Special rules apply to directions to invest in the Company Stock Fund. No restrictions are placed on New Money Elections. Accordingly, a Participant may make a New Money Election to invest in the Company Stock Fund or to cease future investments in such Fund in the same manner as any other Investment Option. Reallocation Elections, however, may NOT direct that amounts previously credited to a Participant's Deferred Account and/or Transferred Amount Account and which were directed to be invested in the Company Stock Fund be transferred OUT of such Fund and into another Investment Option.

Reallocation Elections INTO the Company Stock Fund are permitted. Accordingly, no restrictions apply to Reallocation Elections directing that amounts previously credited to a Participant's Deferred Account and/or Transferred Amount Account and which were directed to be invested in an Investment Option OTHER THAN the Company Stock Fund be transferred out of such other Investment Option and into the Company Stock Fund.

Except as otherwise provided with respect to the Company common stock, regardless of whether the investment direction is a New Money Election or a Reallocation Election, a Participant's Deferral Account and/or Transferred Amount Account shall only be deemed to be invested in



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such Investment Options for purposes of crediting investment gain or loss under
Section 5.5 of the Plan and the Company shall not be required to actually invest, on behalf of any Participant, in any Investment Option listed on Exhibit A to the Plan. Notwithstanding the preceding sentence, the Company may, but shall not be required to, elect to make contributions to an Irrevocable Trust in an amount equal to the amounts deferred by Participants and actually invest such contributions in the Investment Options elected by a particular Participant; provided, however, that the Company shall contribute shares of Company common stock to the Irrevocable Trust in an amount equal to the aggregate number of shares of Company common stock represented by Participant investment directions to the Company Stock Fund. Any such contributions to an Irrevocable Trust and related investments shall be solely to assist the Company in satisfying its obligations under this Plan and no Participant shall have any right, title or interest whatsoever in any such contributions or investments.

All investment elections shall be made by written notice to the Committee in accordance with uniform procedures established by the Committee; provided, however, that investment directions to an Investment Option must be in multiples of ten percent (10%). Any such investment election shall be effective as of the first day of the month immediately following the date on which the written notice is received by the Committee and shall remain in effect until changed by the Participant. In the event that a Participant fails to direct the investment of his or her account, the Committee shall direct such Participant's Deferral Account and/or Transferred Amounts Account to an Investment Option named in Exhibit A of a fixed income nature.

5.4 NO RIGHT TO INVESTMENT OPTIONS.

Notwithstanding anything in the Plan to the contrary, the Investment Options offered under the Plan may be changed or eliminated at any time in the sole discretion of the Benefits Investment Committee of the Company. Prior to the change or elimination of any Investment Option under the Plan, the Committee shall provide written notice to each Participant with respect to whom a



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Deferral Account and/or Transferred Amount Account is maintained under the Plan and any Participant who has directed any part of his or her Deferral Account and/or Transferred Amount Account to such Investment Option shall be permitted to redirect such portion of his or her Deferral Account and/or Transferred Amount Account to another Investment Option offered under the Plan.

5.5 CREDITING OF INVESTMENT RETURN.

Each Participant's Deferral Account and/or Transferred Amount Account shall be credited with deemed investment gain or loss at the Investment Return Rate as of each Valuation Date, based on the average daily balance of the Participant's Deferral Account and/or Transferred Amount Account since the immediately preceding Valuation Date, but after such Deferral Account and/or Transferred Amount Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Until a Participant or his or her Beneficiary receives his or her entire Deferral Account and/or Transferred Amount Account, the unpaid balance thereof shall be credited with investment gain or loss at the Investment Return Rate, as provided in this Section 5.5 of the Plan.

5.6 VALUATION OF DEFERRAL ACCOUNT.

As of each Valuation Date, a Participant's Deferral Account and/or Transferred Amount Account shall equal (i) the balance of the Participant's Deferral Account and/or Transferred Amount Account as of the immediately preceding Valuation Date, plus (ii) the Participant's deferred Directors' Fees since the immediately preceding Valuation Date, plus or minus (iii) investment gain or loss credited as of such Valuation Date pursuant to Section 5.5 of the Plan, and minus (iv) the aggregate amount of distributions, if any, made from such Deferral Account and/or Transferred Amount Account since the immediately preceding Valuation Date. For purposes of valuing a Participant's Deferral Account and/or Transferred Amount Account upon the termination of the Participant's membership on the Board, the Valuation Date shall be the business day coinciding with or immediately preceding the date of the termination of the Participant's Board membership.



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5.7 STATEMENT OF DEFERRAL ACCOUNT AND/OR TRANSFERRED AMOUNT ACCOUNT.

As soon as administratively feasible following the last day of each calendar quarter, the Committee shall provide to each Participant a statement of the value of his or her Deferral Account and/or Transferred Amount Account as of the most recent Valuation Date.


                                   ARTICLE VI


PAYMENT OF BENEFITS

6.1 PAYMENT OF PHANTOM STOCK ACCOUNT.

As soon as administratively feasible following a Participant's termination of membership on the Board, the Company shall distribute to the Participant or, in the event of the Participant's death following such termination of membership, to his Beneficiary, the number of shares of Company common stock represented by the Participant's Phantom Stock Account, as determined in accordance with
Article IV of the Plan, less any income tax withholding required under applicable law; provided, however, that a Participant who terminates his or her membership on the Board for any reason prior to the earlier of (i) the completion of five (5) Years of Service as a Board member, or (ii) a Change in Control of the Company, shall forfeit his or her Phantom Stock Account. In the event that a Participant dies prior to the termination of his membership on the Board, such Participant's Phantom Stock Account shall be forfeited and no amount shall be payable to the Participant's Beneficiary under the Plan.

6.2 PAYMENT OF DEFERRAL AND/OR TRANSFERRED AMOUNTS ACCOUNT

As soon as administratively feasible following a Participant's termination of membership on the Board and without regard to whether the Participant is entitled to payment of his or her Phantom




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Stock Account, the Company shall pay to the Participant or, in the event of the
Participant's death, to his Beneficiary, an amount equal to the value of the Participant's Deferral Account and/or Transferred Amount Account, as determined in accordance with Article V of the Plan, less any income tax withholding required under applicable law. Except as otherwise provided in the following sentence, such payment shall be made in cash in the form elected by the Participant pursuant to Section 6.5 of the Plan. Notwithstanding the preceding sentence, to the extent the Participant had directed that any portion of his Deferral Account and/or Transferred Amount Account be invested in the Company Stock Fund, the Company shall distribute such portion in such number of shares of Equitable Resources Common Stock as would be represented by an equal amount invested in the Company Stock Fund under the Company 401(k) Plan.

6.3 IN-SERVICE DISTRIBUTION OF DEFERRAL AND/OR TRANSFERRED AMOUNTS ACCOUNT.

A Participant may make an irrevocable election to receive a distribution of all or a specified dollar amount of his or her Deferral Account and/or Transferred Amount Account on a date certain in the future prior to the termination of his or her membership on the Board (an "IN-SERVICE DISTRIBUTION"); provided that such In-Service Distribution shall be subject to any income tax withholding required under applicable law. Such election must be made in writing at the time the Participant first elects to participate in this Plan by filing an Enrollment Form with the Committee.

For purposes of reducing a Participant's Deferral Account and/or Transferred Amount Account and adjusting the balances in the various Investment Options in which such reduced Deferral Account and/or Transferred Amount Account is deemed to be invested to reflect such In-Service Distribution, amounts represented by such In-Service Distribution shall be deemed to have been withdrawn first, on a pro rata basis, from that portion of his Deferral Account and/or Transferred Amounts Account deemed to be invested in Investment Options OTHER THAN the Equitable Common Stock Fund (the "NON STOCK INVESTMENTS") and, second, to the extent the In-Service Distribution cannot be fully satisfied by a deemed withdrawal of the Non Stock Investments, from the portion deemed invested in the Company Stock Fund.




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Any such In-Service Distribution shall be made in one lump sum cash payment.
Notwithstanding the preceding sentence, to the extent the Participant had directed that any portion of his Deferral Account and/or Transferred Amount Account be invested in the Company Stock Fund, the Company shall distribute such portion in such number of shares of Equitable Resources Common Stock as would be represented by an equal amount invested in the Company Stock Fund under the Company 401(k) Plan.

6.4 HARDSHIP WITHDRAWAL FROM DEFERRAL AND/OR TRANSFERRED AMOUNTS ACCOUNT.

In the event that the Committee, in its sole discretion, determines upon the written request of a Participant in accordance with uniform procedures established by the Committee, that the Participant has suffered an unforeseeable financial emergency, the Company may pay to the Participant in a lump sum as soon as administratively feasible following such determination, an amount necessary to meet the emergency, but not exceeding the aggregate balance of such Participant's Deferral Account and/or Transferred Amount Account as of the date of such payment (a "HARDSHIP WITHDRAWAL"). Any such Hardship Withdrawal shall be subject to any income tax withholding required under applicable law.

For purposes of this Section 6.4, an "unforeseeable financial emergency" shall mean an event that the Committee determines to give rise to an unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence. The amount of a Hardship Withdrawal may not exceed the amount the Committee reasonably determines to be necessary to meet such emergency needs (including taxes incurred by reason of a taxable distribution).

The form of payment of the Hardship Withdrawal, the amount of the Participant's Deferral Account and/or Transferred Amount Account otherwise payable, and the amounts deemed credited to the Investment Options under the Plan; shall be paid, reduced and adjusted to reflect the payment of the Hardship Withdrawal in the same manner described in Section 6.3 applicable to In-Service Distributions.

6.5 FORM OF PAYMENT.

(a) In General. A Participant may elect to receive that portion of his or her Account payable hereunder in one of the following forms:

                    (i) Annual payments of a fixed amount which shall amortize the value of the Account over a period of five, ten, or fifteen years (together, in the case of each annual payment, with interest and dividends credited thereto after the payment commencement date pursuant to Sections 4.2, 5.5 and 5.6 of the Plan); or

                    (ii) A lump sum.

Such an election must be made in writing in accordance with uniform procedures established by the Committee no later than the date that is one (1) year and one
(1) day prior to the date of the Participant's termination as a member of the Board. In the event a Participant fails to make a distribution election within the time period prescribed, his or her Account shall be distributed in the form of a lump sum.

(b) Distribution of Company Common Stock. In the event the Company is required to distribute some or all of a Participant's Account in shares of Equitable Resources Common Stock in accordance with Plan Sections 6.1 and/or 6.2, the aggregate amount of such shares shall be distributed in the same manner as the Participant elected in subsection (a). To the extent the Participant elected an installment form of payment, the number of shares of Equitable Common

Stock to be distributed in each installment shall be determined by multiplying
(i) the aggregate number of shares of Equitable Resources Common Stock deemed credited to the Participant's Account as of the installment payment date by (ii) a fraction, the numerator of which is one and the denominator of which is the number of unpaid installments, and by rounding the resulting number down to the next whole number.

6.6 PAYMENTS TO BENEFICIARIES.

In the event of a Participant's death prior to the Participant's termination of membership on the Board, the Participant's Beneficiary shall receive payment of the Participant's Deferral Account and/or Transferred Amount Account (but not his Phantom Stock Account, if any) as soon as administratively feasible following the Participant's death in the form elected by the Participant pursuant to Section 6.5 of the Plan, less any income tax withholding required under applicable law. If no such election was made by the Participant, the Participant's Beneficiary shall receive payment of the Participant's Deferral Account and/or Transferred Amount Account in the form of a lump sum. In the event of the Participant's death after commencement of installment payments under the Plan, but prior to receipt of his or her entire Account (including, by way of clarification, the Participant's Phantom Stock Account, if any), the Participant's Beneficiary shall receive the remaining installment payments at such times as such installments would have been paid to the Participant until the Participant's entire Account is paid.

6.7 SMALL BENEFIT.

In the event that the value of a Participant's Account is less than $5,000 as of the Valuation Date immediately preceding the commencement of payment to the Participant under the Plan, or the balance of the Participant's Account payable to any Beneficiary is less than $5,000 as of the Valuation Date immediately preceding the commencement of payment to the Participant's Beneficiary under the Plan, the Committee may inform the Company and the Company, in its discretion, may choose to pay the benefit in the form of a lump sum, notwithstanding any provision of the Plan or an election of a Participant under
Section 6.5 of the Plan to the contrary.


                                   ARTICLE VII


BENEFICIARY DESIGNATION

7.1 BENEFICIARY DESIGNATION.

Each Participant shall have the sole right, at any time, to designate any person or persons as his or her Beneficiary to whom payment may be made of any amounts which may become payable in the event of his or her death prior to the complete distribution to the Participant of his or her Account. Any Beneficiary designation shall be made in writing in accordance with uniform procedures established by the Committee. A Participant's most recent Beneficiary designation shall supercede all prior Beneficiary designations. In the event a Participant does not designate a Beneficiary under the Plan, any payments due under the Plan shall be made first to the Participant's spouse; if no spouse, then in equal amounts to the Participant's children; if no children, then to the Participant's estate.

                                  ARTICLE VIII

ADMINISTRATION

8.1 COMMITTEE.

The Committee shall have sole discretion to: (i) designate non-employee directors eligible to participate in the Plan; (ii) interpret the provisions of the Plan; (iii) supervise the administration and operation of the Plan; and (iv) adopt rules and procedures governing the Plan.

8.2 INVESTMENTS.

The Benefits Investment Committee of the Company shall have the sole discretion to choose the Investment Options available under the Plan and to change or eliminate such Investment Options, from time to time, as it deems appropriate.

8.3 AGENTS.

The Committee may delegate its administrative duties under the Plan to one or more individuals, who may or may not be employees of the Company.

8.4 BINDING EFFECT OF DECISIONS.

Any decision or action of the Committee with respect to any question arising out of or in connection with the eligibility, participation, administration, interpretation, and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

8.5 INDEMNIFICATION OF COMMITTEES.

The Company shall indemnify and hold harmless the members of the Committee and the Benefits Investment Committee and their duly appointed agents under Section
8.3 against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to the Plan, except in the case of gross negligence or willful misconduct by any such member or agent of the Committee or Benefits Investment Committee.

                                   ARTICLE IX


AMENDMENT AND TERMINATION OF PLAN

9.1 AMENDMENT.

The Company (or its delegate) may at any time, or from time to time, modify or amend any or all of the provisions of the Plan. Where the action is to be taken by the Company, it shall be accomplished by written action of the Board at a meeting duly called at which a quorum is present and acting throughout. Where the action is to be taken by a delegate of the Company, it shall be accomplished pursuant to any procedures established in the instrument delegating the authority. Regardless of whether the action is taken by the Company or its delegate, no such modification or amendment shall have the effect of reducing the value of any Participant's Account under the Plan as it existed as of the day before the effective date of such modification or amendment, without such Participant's prior written consent. Written notice of any modification or amendment to the Plan shall be provided to each Participant under the Plan.

9.2 TERMINATION.

The Company, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever by written action of the Board at a meeting duly called at which a quorum is present and acting throughout; provided that such termination shall not have the effect of reducing the value of any Participant's Account under the Plan as it existed on the day before the effective date of the termination of the Plan without such Participant's prior written consent. Notwithstanding any Participant election to the contrary, the Account of each Participant under the Plan shall be paid as soon as administratively feasible following the termination of the Plan. The Valuation Date for purposes of determining the value of Participants' Accounts upon termination of the Plan shall be the date prior to the date of the termination of the Plan.

                                    ARTICLE X


MISCELLANEOUS

10.1 FUNDING.

The Company's obligation to pay benefits under the Plan shall be merely an unfunded and unsecured promise of the Company to pay money in the future. Except as otherwise provided in Sections 4.1 and 5.3, prior to the occurrence of a Change in Control, the Company, in its sole discretion, may elect to make contributions to an Irrevocable Trust to assist the Company in satisfying all or any portion of its obligations under the Plan. Regardless of whether the Company elects to contribute to an Irrevocable Trust, Plan Participants, their Beneficiaries, and their heirs, successors and assigns, shall have no secured interest or right, title or claim in any property or assets of the Company.

Notwithstanding the foregoing, upon the occurrence of an event resulting in a Change in Control, the Company shall make a contribution to an Irrevocable Trust in an amount which, when added to the then value of any amounts previously contributed to an Irrevocable Trust to assist the Company in satisfying all or any portion of its obligations under the Plan, shall be sufficient to bring the total value of assets held in the Irrevocable Trust to an amount not less than the total value of all Participants' Accounts under the Plan as of the Valuation Date immediately preceding the Change in Control; provided that any such funds contributed to an Irrevocable Trust pursuant to this Section 10.1 shall remain subject to the claims of the Company's general creditors and provided, further, that such contribution shall reflect any Conversion Event described in Section
4.3 . Upon the occurrence of the Change in Control of the Company, all deferrals to the Plan shall cease, any adjustments required by Section 4.3 shall be made and the Company shall provide to the trustee of the Irrevocable Trust all Plan records and other information necessary for the trustee to make payments to Participants under the Plan in accordance with the terms of the Plan.

10.2 NONASSIGNABILITY.

No right or interest of a Participant or Beneficiary under the Plan may be assigned, transferred, or subject to alienation, anticipation, sale, pledge, encumbrance or other legal process or in any manner be liable for or subject to the debts or liabilities of any such Participant or Beneficiary, or any other person.

10.3 LEGAL FEES AND EXPENSES.

It is the intent of the Company that no Participant be required to incur the expenses associated with the enforcement of his or her rights under this Plan by litigation or other legal action because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Participant hereunder. Accordingly, if after a Change in Control it should appear that the Company has failed to comply with any of its obligations under this Plan, or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation designed to deny, or to recover from, the Participant the benefits intended to be provided to such Participant hereunder, the Company irrevocably authorizes such Participant to retain counsel of his or her choice, at the expense of the Company as hereafter provided, to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company in any jurisdiction. The Company shall pay and be solely responsible for any and all attorneys' and related fees and expenses incurred by such Participant as a result of the Company's failure to perform under this Plan or any provision thereof; or as a result of the Company or any person contesting the validity or enforceability of this Plan or any provision thereof.

10.4 CAPTIONS.

The captions contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

10.5 GOVERNING LAW.

The provisions of the Plan shall be construed and interpreted according to the laws of the Commonwealth of Pennsylvania.

10.6 SUCCESSORS.

The provisions of the Plan shall bind and inure to the benefit of the Company, its affiliates, and their respective successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company or a participating affiliate and successors of any such corporation or other business entity.

10.7 RIGHT TO CONTINUED SERVICE.

Nothing contained herein shall be construed to confer upon any Participant the right to continue to serve as a member of the Board or in any other capacity.





Executed this 16th day of May, 2000.


Equitable Resources, Inc.




/s/ GREGORY R. SPENCER
-------------------------------------------
By: Gregory R. Spencer
Title: Senior Vice President and Chief Administrative Officer

                                    EXHIBIT A

The following are the Investment Options that are used in determining the Investment Return Rate under the Plan as of August 1, 2000.

-------------------------------------------------------------------------------
                                  Account Name
-------------------------------------------------------------------------------
Equitable Resources Common Stock Fund
-------------------------------------------------------------------------------
Putnam International Growth Fund
-------------------------------------------------------------------------------
Putnam Voyager Fund
-------------------------------------------------------------------------------
The Putnam Fund for Growth and Income
-------------------------------------------------------------------------------
The George Putnam Fund of Boston
-------------------------------------------------------------------------------
Putnam Income Fund
-------------------------------------------------------------------------------
Putnam OTC & Emerging Growth Fund
-------------------------------------------------------------------------------
Putnam Vista Fund
-------------------------------------------------------------------------------
PIMCO Total Return Fund
-------------------------------------------------------------------------------
Putnam Asset Allocation: Growth
-------------------------------------------------------------------------------
Putnam Asset Allocation: Balanced
-------------------------------------------------------------------------------
Putnam Asset Allocation: Conservative
-------------------------------------------------------------------------------

                                    EXHIBIT B

                              PHANTOM STOCK AWARDS

                                 (MAY 26, 1999)


--------------------------------------------------------------------------------
         Director                             Phantom Stock Shares
--------------------------------------------------------------------------------
E. Lawrence Keyes, Jr.                              6,108.73
--------------------------------------------------------------------------------
Thomas A. McConomy                                  4,937.89
--------------------------------------------------------------------------------
Malcolm M. Prine                                    6,108.73
--------------------------------------------------------------------------------
Paul Christiano, Ph.D.                              1,883.53
--------------------------------------------------------------------------------
Donald I. Moritz                                    6,108.73
--------------------------------------------------------------------------------
J. Michael Talbert                                  2,494.40
--------------------------------------------------------------------------------
James E. Rohr                                       1,883.53
--------------------------------------------------------------------------------
Phyllis A. Domm, Ed.D                               1,883.53
--------------------------------------------------------------------------------
David S. Shapira                                    6,108.73
--------------------------------------------------------------------------------
Guy W. Nichols                                      1,221.75
--------------------------------------------------------------------------------